                                RYMER FOODS INC.

                                     BALLOT

                   FOR ACCEPTING OR REJECTING THE PREPACKAGED
             CHAPTER 11 PLAN OF REORGANIZATION OF RYMER FOODS INC.

                   CLASS 4: INTERESTS OF THE STOCKHOLDERS OF
                       RYMER COMMON STOCK PAR VALUE $1.00

     PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY, PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE PROMPTLY SO THAT IT IS RECEIVED BY CHASEMELLON SHAREHOLDER SERVICES, INC. OF HARTFORD, CONNECTICUT (THE "EXCHANGE AGENT") BY 5:00 P.M., EASTERN STANDARD TIME, ON JULY 7, 1997, UNLESS SUCH DATE IS EXTENDED (THE "EXPIRATION DATE") BY RYMER FOODS INC. (THE "DEBTOR"). FAILURE TO TIMELY SUBMIT THIS BALLOT AND FOLLOW THE INSTRUCTIONS MAY RESULT IN YOUR VOTE BEING DEEMED INVALID.

     The Debtor is soliciting your vote with respect to its prepackaged plan of reorganization (the "Prepackaged Plan") under Chapter 11 of the United States Bankruptcy Code as described in and delivered with the Disclosure Statement (the "Disclosure Statement"), which is a part of the accompanying Proxy
Statement/Prospectus dated May   , 1997 (the "Prospectus"). Capitalized terms
not defined herein shall have the meanings set forth in the Prepackaged Plan and Disclosure Statement. This Class 4 Ballot is to be used by the beneficial owners of Rymer Rymer Common Stock par value $1.00 (the "Common Stock"). Please read the Disclosure Statement carefully before you vote.

     The Prepackaged Plan can be confirmed by the Bankruptcy Court and thereby made binding on you if it is accepted by the holders of 66 2/3% in amount and more than 50% in number of Claims in each class of impaired creditors that vote on the Prepackaged Plan and the holders of 66 2/3% in amount of Interests in each class voting on the prepackaged Plan.

     This ballot is for the stockholders. If the requisite acceptances are not received, the Bankruptcy Court may nevertheless confirm the Prepackaged Plan if the Bankruptcy court finds that the Prepackaged Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of sec. 1129(b) of the Bankruptcy Code. To have your vote count you must complete and return this Ballot in accordance with the instructions.

     The record date for determining which holders of Common Stock are eligible to vote on the Prepackaged Plan is May 23, 1997 (the "Record Date"). Holders of Common Stock on such Record Date ("Record Holder") may vote to accept or reject the Prepackaged Plan. Any holder of Common Stock who became a holder after the Record Date may vote in the name of the Record Holder, provided that a proxy authorizing such a vote is attached to the Ballot.

     This Ballot may not be used for any purpose other than for casting or certifying votes to accept or to reject the Prepackaged Plan of the Debtor under Chapter 11 of the Bankruptcy Code and to indicate the consent or non-consent to the releases provided in Section 15.10 of the Prepackaged Plan.

     Under the Bankruptcy Code, calculation of the proportion of Class 4 Claims with respect to which a vote to accept the Prepackaged Plan has been cast will include only those Class 4 Claims whose vote either to accept or to reject the Prepackaged Plan was timely received. To
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have your vote count you must complete and return this Ballot in accordance with the attached instructions. Failure to vote does NOT constitute a vote to reject the Prepackaged Plan.

     PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PREPACKAGED PLAN.

Item 1. AMOUNT OF CLASS 4 CLAIMS. The undersigned is a Stockholder of the Debtor
        and is the Beneficial Holder of            shares of Common Stock as
        indicated below:

---------------------------------------------------------------------------------------------
             Certificate Numbers                              Number of Shares
                  (if known)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

=============================================================================================

Item 2. CLASS 4 VOTE. The Beneficial Holder of the Common Stock set forth in
        Item 1 votes (please check only one):

        [ ] To Accept the Prepackaged Plan and Consent to the Release provided in Section 15.10 of the Prepackaged Plan

        [ ] To Accept the Prepackaged Plan and Not Consent to the Release provided in Section 15.10 of the Prepackaged Plan

        [ ] To Reject the Prepackaged Plan and Not Consent to the Release provided in Section 15.10 of the Prepackaged Plan.

Item 3. CERTIFICATION AS TO AUTHORITY TO VOTE. By signing this Ballot, the undersigned certifies that it is the Beneficial Holder of Common Stock in the principal amount(s) set forth in Item 1 as of the Record Date. The undersigned further certifies that it has full power and authority to vote to accept or to reject the prepackaged Plan. The undersigned acknowledges that the submission of this Ballot will constitute a request that the undersigned be treated as the holder of record of the Common Stock to which this Ballot relates within the meaning of Bankruptcy Rule 3018(b).

Item 4. CERTIFICATION AS TO RECEIPT OF DISCLOSURE STATEMENT. By signing this Ballot, the undersigned certifies that the Holder of the Common Stock set forth in Item 1 has been provided with and has reviewed a copy of the Disclosure Statement. The undersigned also acknowledges that the solicitation of acceptances is subject to all the terms and conditions set forth in the Disclosure Statement.

                                        2
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Item 5. CERTIFICATION AS TO COMMON STOCK HELD IN ADDITIONAL ACCOUNTS. By signing this Ballot, the beneficial Holder certifies that either (i) it is not submitting any other Ballots for Common Stock held in other accounts or other record names, OR (ii) it is providing the information specified below for all Common Stock for which additional Ballots are being submitted by it on its behalf (use additional sheets of paper if necessary):

                                                                               NUMBER OF CLASS 4 BALLOTS TO
                          AGGREGATE NUMBER OF      AMOUNT OF STOCK HELD BY     BE SUBMITTED ON BEHALF OF THE
                          ACCOUNTS WITH STOCK       SUCH RECORD HOLDER ON       UNDERSIGNED WITH RESPECT TO
NAME OF RECORD HOLDER        RECORD HOLDER        BEHALF OF THE UNDERSIGNED             SUCH STOCK
---------------------    ---------------------    -------------------------    -----------------------------
1.
---------------------    ---------------------    -------------------------    --------------------------
2.
---------------------    ---------------------    -------------------------    --------------------------
3.
---------------------    ---------------------    -------------------------    --------------------------
4.
---------------------    ---------------------    -------------------------    --------------------------
5.
---------------------    ---------------------    -------------------------    --------------------------

Item 6. CERTIFICATION AS TO VOTES CAST ON OTHER CLASS 4 BALLOTS SUBMITTED. By signing this Ballot, the undersigned hereby certifies that it has cast the vote indicated in Item 2 on all other Class 4 Ballots submitted by or on behalf of the undersigned, if any, as disclosed in Item 5 and acknowledges that his, her or its vote will be counted only once in determining whether the requisite number of Holders of Class 4 Claims have voted to accept the Prepackaged Plan, regardless of the number of Class 4 Ballots submitted by or on behalf of such Holder. All such votes, to the extent valid, will be counted in order to determine if Holders of Class 4 Claims constituting as least two-thirds in amount of Class 4 Claims with respect which votes were timely received have voted to accept the Prepackaged Plan.

        Name of Voter:

        Address:

        Telephone:

        Social Security or Federal Tax I.D. No. (Optional)

        Signature:

                Name of Signatory:

                Title or Capacity:
                                   (If Appropriate)

        Name of Registered Holder, Participant or
        Institution with whom Account is Held:
                                   (If Appropriate)

                Account Number:
                                   (If Appropriate)

        Date Completed:

            YOUR VOTE MUST BE RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M.,
          EASTERN STANDARD TIME, ON MONDAY, JULY 7, 1997. UNLESS SUCH DATE IS
             EXTENDED BY THE DEBTOR (THE "EXPIRATION DATE"), OR YOUR VOTE
                                 WILL NOT BE COUNTED.

           IF YOU HOLD COMMON STOCK THROUGH A BROKER, BANK OR OTHER NOMINEE.
              RETURN YOUR BALLOT TO SUCH BROKER, BANK, OR OTHER NOMINEE.

                   IF YOUR COMMON STOCK ARE REGISTERED IN YOUR NAME.
                       RETURN YOUR BALLOT TO THE EXCHANGE AGENT.

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                     INSTRUCTIONS FOR COMPLETING THE CLASS 4 BALLOT

     The attached Ballot may not be used for any purpose other than to vote to accept or to reject the Prepackaged Plans and to indicate consent or nonconsent to the releases provided in Section 15.10 of the Prepackaged Plan. Accordingly, holders should NOT surrender certificates representing their stock in connection with this Ballot.

     If you hold Common Stock through a broker, bank or other nominee: To have your vote count, you must complete, sign and return the attached Ballot to such broker, bank or nominee. Allow sufficient time for your broker, bank or other nominee to process your Ballot and transmit your vote to the Exchange Agent no later than 5:00 p.m., Eastern Standard time, on Monday, July 7, 1997, unless the Debtor, in its sole discretion, extends such Expiration Date (the "Expiration Date").

     If your Common Stock is registered in your name: To have your vote count, you must complete, sign and return the attached Ballot so that it is received by the Exchange Agent no later than 5:00 p.m., New York City time, on the Expiration Date.

     Each Holder's vote either to accept or to reject the Prepackaged Plan will be counted only once in determining whether the requisite number of Holders of Class 4 Claims have voted to accept the Prepackaged Plan, regardless of the number of Class 4 Ballots submitted by or on behalf of such Holder.

     The remittance of your stock for exchange pursuant to the Prepackaged Plan may only be made by you, your broker or your nominee, and will only be accepted if certificates representing your securities (in proper form for transfer) are delivered together with a letter of transmittal which will be furnished to you by the Debtor (or its agent) following confirmation by the Bankruptcy Court of the Prepackaged Plan.

     TO COMPLETE THE BALLOT PROPERLY you must follow the procedures below:

          (a) ensure that the information required by Item 1 has been provided. If you do not know the number of shares of Common Stock you hold and you are the Record Holder, please contact the Debtor's information agent, Hill & Knowlton, Inc. (the "Information Agent"), at (800) 775-3002. If your Common Stock is registered in the name of your broker, bank or other nominee, contact your broker, bank or other nominee;

          (b) cast only one vote to accept or to reject the Prepackaged Plan by checking the proper box in Item 2 for the Senior Note Claims held by you;

          (c) provide the information required by Item 5, if applicable to you;

          (d) sign and date your Ballot;

          (e) if you are completing this Ballot on behalf of another entity, indicate the name of such entity, your relationship with such entity and/or the capacity in which you are signing;

          (f) provide your name and mailing address if different from the printed address which appears on the Ballot, or if no preprinted address appears on the Ballot; and

          (g) return your Ballot to either the Exchange Agent or your broker, bank or other nominee, as applicable.

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     The attached Ballot may be returned in the enclosed pre-addressed envelope.
The method of delivery of your Ballot is at your election and risk. Instead of effecting delivery by mail, it is recommended that you use an overnight or hand delivery service or telecopy promptly followed by overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. Your Ballot should not be sent to the Debtor, its financial or legal advisors or the Information Agent. Except as otherwise provided in the accompanying Disclosure Statement, such delivery will be deemed made only when actually received by the Exchange Agent.

          - IF YOU HOLD COMMON STOCK THROUGH A BROKER, BANK OR OTHER NOMINEE, RETURN YOUR BALLOT TO SUCH BROKER, BANK OR OTHER NOMINEE.

          - IF YOUR COMMON STOCK IS REGISTERED IN YOUR NAME, RETURN YOUR BALLOT TO THE EXCHANGE AGENT.

     If you believe that you have not received the appropriate Ballot for the class(es) of Claims and/or Interests you hold, or if you need additional copies of this Ballot or the other enclosed materials, please contact either the Information Agent, or your broker, bank or other nominee immediately.

                      PLEASE RETURN YOUR BALLOT PROMPTLY!

            IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING
                 PROCEDURES PLEASE CALL THE INFORMATION AGENT.

                             The Information Agent:
                                Hill & Knowlton
                                  Third Floor
                              466 Lexington Avenue
                         New York City, New York 10017

                         Call Toll Free: (800) 775-3002

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